UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 21, 2017

(Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	001-35049	84-0592823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

(Address of principal executive offices) (Zip Code)

(281) 298-4246

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Earthstone Energy, Inc. (the “Company”) was held on December 21, 2017 (the “Meeting”) for the purpose of electing three individuals to serve as Class II directors of the Company for three-year terms expiring in 2020. The three directors nominated for election and the tabulation of votes of Class A common stock, Class B common stock, and the total shares of common stock for each were as follows:

Nominees for Class II Directors	For	Withheld	Broker Non-Votes
Douglas E. Swanson, Jr.
Class A	12,608,592	3,067,985	-
Class B	34,606,524	-	-
Total	47,215,116	3,067,985	-
Brad A. Thielemann
Class A	11,726,503	3,950,074	-
Class B	34,606,524	-	-
Total	46,333,027	3,950,074	-
Zachary G. Urban
Class A	15,356,189	320,388	-
Class B	34,606,524	-	-
Total	49,962,713	320,388	-

Each of the nominees was duly elected by the Company’s stockholders at the Meeting. At the close of business on November 21, 2017, the record date for the Meeting, 27,507,418 shares of the Company’s Class A common stock and 36,052,169 shares of the Company’s Class B common stock were outstanding and entitled to vote at the Meeting. Stockholders owning a total of 50,283,101 shares of Class A common stock and Class B common stock voted at the Meeting, representing approximately 79.1% of the shares of Company’s common stock outstanding as of the record date for the Meeting.

The Company’s continuing directors after the Meeting include Frank Lodzinski, Ray Singleton, Wynne M. Snoots, Jr., Jay F. Joliat, Robert L Zorich, and Phillip D. Kramer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date: December 21, 2017	By:	/s/ Tony Oviedo
Tony Oviedo
Executive Vice President - Accounting and Administration